Exhibit 99.1

Ekso Bionics Announces Cost Reductions to Lower Operating Expenses

RICHMOND, Calif., May 23, 2017 -- Ekso Bionics Holdings, Inc. (NASDAQ:EKSO), a robotic exoskeleton company, today announced plans to streamline its operations and reduce its workforce by approximately 25% to lower operating expenses and reduce cash burn. The program intensifies Ekso’s focus on driving commercialization of its proprietary Ekso GT for rehabilitation and its exoskeleton offerings for industrial applications.

Ekso Bionics will focus on advancing placements of its Ekso GT so that patients with stroke and spinal cord injuries can achieve better clinical outcomes and improved quality of life. In industrial markets, the Company will work with partners to increase awareness and utilization of Ekso Bionics’ exoskeleton solutions for industrial workers. The Company’s R&D efforts will continue to move forward with programs to advance Ekso’s proprietary solutions.

"We acknowledge the hard work of those affected by this decision, all of whom have been instrumental in bringing our life-changing technologies to market," said Thomas Looby, President and Chief Executive Officer of Ekso Bionics. “We remain on track with our strategic priority of establishing our unique products as industry standard. We believe that the measures announced today will enhance shareholder value as we more efficiently deploy cash and solidify our leadership in the emerging exoskeleton industry."

The Company estimates these cutbacks will result in a 25% reduction in monthly operating expense. One-time cash severance and related expenses are estimated at $1.0 million.

About Ekso Bionics®

Ekso Bionics is a leading developer of exoskeleton solutions that amplify human potential by supporting or enhancing strength, endurance and mobility across medical, industrial and defense applications. Founded in 2005, the company continues to build upon its unparalleled expertise to design some of the most cutting-edge, innovative wearable robots available on the market. Ekso Bionics is the only exoskeleton company to offer technologies that range from helping those with paralysis to stand up and walk, to enhancing human capabilities on job sites across the globe, to providing research for the advancement of R&D projects intended to benefit U.S. defense capabilities. The company is headquartered in the Bay Area and is listed on the Nasdaq Capital Market under the symbol EKSO. For more information, visit: www.eksobionics.com.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements may include, without limitation, statements regarding (i) the timing and amount of expenditures related to the workforce reduction and anticipated costs savings, (ii) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of human exoskeletons, (iii) estimates or projection of financial results, financial condition, capital expenditures, capital structure or other financial items, (iv) the Company's future financial performance and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii) or (iv) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the timing of planned expense reductions, the Company's inability to obtain adequate financing to fund the Company's operations and necessary to develop or enhance our technology, the significant length of time and resources associated with the development of the Company's products, the Company's failure to achieve broad market acceptance of the Company's products, the failure of our sales and marketing organization or partners to market our products effectively, adverse results in future clinical studies of the Company's medical device products, the failure to obtain or maintain patent protection for the Company's technology, failure to obtain or maintain regulatory approval to market the Company's medical devices, lack of product diversification, existing or increased competition, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. To learn more about Ekso Bionics please visit us at www.eksobionics.com. The Company does not undertake to update these forward-looking statements.

Media Contact:

Carrie Yamond

917-371-2320

cyamond@lazarpartners.com

Investor Contact:

Debbie Kaster

415-937-5403

investors@eksobionics.com